Exhibit 10.1

AMENDMENT NO. 2 TO STOCK PURCHASE AGREEMENT

Amendment No. 2 (“Amendment No. 2”) dated December 9, 2009 to Stock Purchase Agreement dated October 6, 2009 and amended November 10, 2009 (the “Amended SPA”) among CS China Acquisition Corp. (“Purchaser”), Asia Gaming & Resort, Ltd. (“Company”) and Spring Fortune Investment Ltd (“Shareholder”).

WHEREAS, the parties hereto, who constitute all of the parties to the Amended SPA, desire to amend the Amended SPA as set forth herein;

IT IS AGREED:

1.  Section 8.1(b) of the Amended SPA is hereby amended to read as follows:

“(b) by either Purchaser or the Shareholder if the transactions contemplated by this Agreement shall not have been consummated by February 10, 2010  (the “Termination Date”) for any reason; provided, however, that the right to terminate this Agreement under this Section 8.1(b) shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of such consummation to occur on or before such date and such action or failure to act constitutes a breach of this Agreement;”

2.  Capitalized terms used herein that are defined in the Amended SPA shall have the meanings ascribed to them in the Amended SPA.

3.  As amended hereby, the Amended SPA shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 2 to be executed as of the date first above written.

CS CHINA ACQUISITION CORP.

By:	/s/ James R. Preissler
James R. Preissler
Director and CFO

ASIA GAMING & RESORT, LTD.

By:	/s/ Lam Man Pou
Lam Man Pou
Chairman and Director

SPRING FORTUNE INVESTMENTS LTD

By:	/s/ Lam Man Pou
Lam Man Pou
Chairman and Director